SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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IRIDEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IRIDEX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 11, 2014

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IRIDEX Corporation, a Delaware corporation (the “Company”), will be held on June 11, 2014 at 10:00 a.m., Pacific time, at the Company’s principal executive offices located at 1212 Terra Bella Avenue, Mountain View, California 94043 for the following purposes:

1.	To elect six (6) directors to serve for the ensuing year or until their successors are elected and qualified (Proposal One);

2.	To ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for fiscal year 2014 ending December 27, 2014 (Proposal Two);

3.

To approve the terms of our 2008 Equity Incentive Plan (“2008 EIP”) for the purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to increase the share reserve under the 2008 EIP, and to make certain other amendments to the terms of the 2008 EIP (the “2008 EIP Amendment”) (Proposal Three);

4.	To hold a non-binding vote to approve the Company’s executive compensation (Proposal Four); and

5.	To transact such other business as may properly be brought before the meeting and any adjournment(s) or postponement(s) thereof.

Stockholders of record at the close of business on April 14, 2014 shall be entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he, she or it has previously voted using the Internet, telephone or proxy card. If you wish to attend the meeting to vote in person and need directions, please contact Investor Relations at (650) 940-4700 or slbruce@iridex.com.

By Order of the Board of Directors of IRIDEX Corporation,

Mountain View, California	William M. Moore
April 25, 2014	Chairman of the Board of Directors; Interim President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WHETHER
OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY (1) USING
THE INTERNET, (2) TELEPHONE OR (3) COMPLETING AND RETURNING THE ENCLOSED
PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 11, 2014

The Proxy Statement and Annual Report on Form 10-K

are available at http://phx.corporate-ir.net/phoenix.zhtml?c=112360&p=proxy

IRIDEX CORPORATION

1212 Terra Bella Avenue

Mountain View, CA 94043

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The accompanying Proxy is solicited on behalf of the Board of Directors (the “Board”) of IRIDEX Corporation, a Delaware corporation (the “Company” or “IRIDEX”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company located at 1212 Terra Bella Avenue, Mountain View, California 94043 on June 11, 2014, at 10:00 a.m., Pacific time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number is (650) 940-4700.

These proxy solicitation materials and the Annual Report on Form 10-K for fiscal year 2013 ended December 28, 2013, including financial statements, were mailed on or about May 2, 2014 to all stockholders entitled to vote at the meeting.

Record Date and Share Ownership

Stockholders of record at the close of business on April 14, 2014 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) or postponement(s) thereof. At the Record Date, 9,972,254 shares of the Company’s Common Stock, par value $0.01 per share, were issued and outstanding and held of record by approximately 53 stockholders.

Voting

Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. Holders of the Company’s Common Stock are the only security holders of the Company entitled to vote at the Annual Meeting. The stockholders may not cumulate votes in the election of directors.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For instructions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instructions provided to you by your broker, trustee or nominee.

By mail—Stockholders of record of IRIDEX Common Stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. IRIDEX stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instructions provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

By Internet—Stockholders of record of IRIDEX Common Stock may submit proxies online by following the “Vote by Internet” instructions on their proxy cards until 1:00 a.m., Central time, on June 11, 2014. Most IRIDEX stockholders who hold shares beneficially in street name may vote by accessing the web site specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for Internet voting availability.

By telephone—Stockholders of record of the Company’s Common Stock who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on their proxy cards until 1:00 a.m., Central time, on June 11, 2014. Most IRIDEX stockholders who hold shares beneficially in street name may vote by phone by calling the number specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for telephone voting availability.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company at its principal offices to the attention of the Company’s Chief Financial Officer a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

Solicitation of Proxies

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or other electronic means.

Quorum; Abstentions; Broker Non-Votes

Votes cast by a properly submitted proxy card, by telephone, by the Internet or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). Holders of a majority of shares entitled to vote must be present at the meeting, represented by a properly submitted proxy card, voted by telephone or voted by the Internet in order for a quorum to exist. Except with respect to Proposal One, the Election of Directors, which will be decided by a plurality vote of the votes duly cast at a duly held meeting at which a quorum is present, the affirmative vote of a majority of the votes duly cast at a duly held meeting at which a quorum is present is required under Delaware law and the Company’s Bylaws for approval of all Proposals presented to stockholders.

Shares that are timely voted by telephone, the Internet or a properly dated, executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) FOR the election of the nominees for directors set forth herein; (ii) FOR the ratification of Burr Pilger Mayer, Inc. as the independent registered public accounting firm of the Company for fiscal year 2014 ending December 27, 2014; (iii) FOR the 2008 EIP Amendment, (iv) FOR the non-binding stockholder approval of executive compensation and (v) in the proxy holder’s discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Pursuant to Delaware law, the Inspector will treat shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum and as shares entitled to vote (the “Votes Cast”) on the subject matter at the Annual Meeting with respect to such matter. With respect to broker non-votes, although broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, your broker, bank or other nominee may have authority to vote your shares on your behalf. If you hold your common stock through a broker and you do not instruct your broker how to vote on Proposals 1, 3 and 4, it will be considered a broker non-vote and no votes will be cast on your behalf with respect to such Proposal(s). Your broker will continue to have discretion to vote any uninstructed shares on Proposal 2, the ratification of the appointment of the Company’s independent registered public accounting firm.

Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders, including nominations for the election of directors, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All proposals by any stockholder to be presented at the 2015 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, attention: Secretary, no later than December 26, 2014 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. To be properly brought before an annual meeting of stockholders outside the processes of Rule 14a-8, notice of nominations for the election of directors or other business proposals must be delivered in writing to the Secretary of the Company at the principal executive offices of the Company no less than 45 days, nor more than 120 days, prior to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting. However, in the event that the date of the 2015 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days (other than as a result of adjournment) after the one year anniversary of the 2014 Annual Meeting of Stockholders, notice by a stockholder to be timely must be delivered in writing not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day after the day on which a public announcement of the date of such meeting is first made.

If a stockholder intends to submit a proposal at the Company’s 2015 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice of the proposal on or prior to December 26, 2014 and in accordance with the requirements set forth in the Exchange Act, then the proxy holders will be allowed to use their discretionary authority with regard to proxies delivered in connection with the 2015 Annual Meeting of Stockholders when and if the proposal is raised at the Company’s 2015 Annual Meeting.

Stockholder Information

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2013 ended December 28, 2013, including financial statements, is enclosed with these proxy solicitation materials. In compliance with Rule 14a-3 promulgated under the Exchange Act, the Company hereby undertakes to provide without charge to each person, upon written request, a copy of the Company’s Annual Report on Form 10-K for fiscal year 2013 ended December 28, 2013, not including exhibits. If a stockholder prefers a copy of the Annual Report on Form 10-K for fiscal year 2013 ended December 28, 2013 including exhibits, the stockholder will be charged a reasonable fee (which shall be limited to our reasonable expenses in furnishing such exhibits). Requests for such copies should be directed to IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, California 94043, Attention: Investor Relations.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting us as instructed in the previous sentence, or by contacting our Investor Relations Department at (650) 940-4700. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number specified above to request that only a single copy of these materials be delivered to your address in the future.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Nominating and Governance Committee has nominated six (6) individuals to be elected at the Annual Meeting, all of whom are presently directors of the Company. Each nominee has consented to be named as a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director or that any additional persons will be nominated at the Annual Meeting. Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until such director’s successor has been elected and qualified.

Pursuant to provisions of the Securities Purchase Agreement by and between the Company and BlueLine Capital Partners (“BlueLine”), dated August 31, 2007, BlueLine received the right to designate two individuals for appointment to the Company’s Board, one of which was to be designated at BlueLine’s sole discretion and one of which was to be subject to the Company’s approval. Mr. Scott A. Shuda was designated as a director at BlueLine’s sole discretion, and Mr. James B. Hawkins was designated by BlueLine with the Company’s approval. There are no other arrangements or understandings between any director or executive officer and any other person pursuant to which such director or officer is or was to be selected as a director or officer of the Company. There is no family relationship between any director or executive officer of the Company.

The names of, and certain information regarding, the nominees, as of April 25, 2014 are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
William M. Moore	65	Chairman of the Board of Directors; Interim President and Chief Executive Officer of IRIDEX Corporation	2007
Sanford Fitch(1)(2)(3)(4)	73	Independent Consultant	2004
Garrett A. Garrettson, Ph.D.(1)(2)(4)	70	Independent Consultant	2004
James B. Hawkins(1)(2)(5)	58	President and Chief Executive Officer of Natus Medical Incorporated	2007
Ruediger Naumann-Etienne, Ph.D.(1)(4)(5)	67	Managing Director of Intertec Group	2009
Scott A. Shuda(1)(4)	48	Managing Director of BlueLine Partners, LLC	2012

(1)	The Board has made the affirmative determination that such nominee is independent as defined under the listing standards of The Nasdaq Stock Market.
(2)	Member of the Audit Committee.
(3)	Audit committee financial expert as defined in the rules of the Securities and Exchange Commission.
(4)	Member of the Compensation Committee.
(5)	Member of the Nominating and Governance Committee.

William M. Moore currently serves as the Chairman of the Company’s Board of Directors and as the interim President and Chief Executive Officer of the Company. He has served as a director of the Company since September 2007, as Chairman of the Company’s Board of Directors since September 2010, and as the interim President and Chief Executive Officer of the Company since August 2012. Mr. Moore served as a member of the Company’s Compensation Committee from September 2007 to July 2010, and as the Chairman of the Company’s Nominating and Governance Committee from February 2009 to October 2012. Mr. Moore also currently serves on the board of directors of Natus Medical Incorporated, a public company he co-founded in

1990 and for which he served as CEO until 1993. Natus Medical Incorporated is a provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and certain newborn conditions. Mr. Moore served as a consultant to BlueLine Partners, a private equity firm, from February 2004 until June 2008. From February 2008 to June 2010, Mr. Moore served on the board of directors of Urologix, Inc., a public company that develops, manufactures and markets minimally invasive medical products for the treatment of urological disorders. Mr. Moore brings to the board current operational experience, along with over twenty five years of experience in the healthcare industry. Mr. Moore firmly understands IRIDEX’ business and technology. Mr. Moore’s past service on the boards of directors of four public companies, including his service on audit, compensation and nominating and governance committees, as well as his experience as an investor, provides him the strong background in understanding the qualifications for board members necessary to serve as our Chairman and interim President and Chief Executive Officer.

Sanford Fitch has served as a director of the Company since 2004. Mr. Fitch has served as a director and Audit Committee Chairman of Masimo Corp, a public company that designs, develops, manufactures and sells medical devices, since November 2006. Mr. Fitch also currently serves as a director of Ozone International, Inc., a privately held technology company. Mr. Fitch served as a director and Audit Committee Chairman of Foxhollow Technologies, Inc., a public company that designed, developed, manufactured and sold medical devices, from June 2004 until October 2007. He also served as a director and Audit Committee Chairman of Conceptus Inc., a public medical device company, from December 1994 until April 2004. Mr. Fitch was Chief Financial Officer and Senior Vice President of Operations of Conceptus from December 1994 through October 1998 and took the company public in 1996. Mr. Fitch also served as Chief Financial Officer of several start-up technology companies from 1998 until 2002. From December 1990 to January 1994, Mr. Fitch served as Chief Financial Officer of SanDisk Corp., a manufacturer of flash memory devices. From 1983 through 1989, Mr. Fitch was the Chief Financial Officer of Komag Inc., a manufacturer of rigid thin film media for the disk drive industry, and took the company public in 1987. Mr. Fitch holds a B.S. in Chemistry and an M.B.A. from Stanford University.

Mr. Fitch is independent and has extensive experience in the medical device industry. Mr. Fitch’s executive management and past board service have provided him with leadership and technical skills to firmly understand IRIDEX’s business. His background in finance, years of service on audit committees, and track record as an accomplished financial executive have provided Mr. Fitch with the financial acumen and skills necessary to serve as our Audit Committee financial expert and as chairman of our Audit Committee.

Garrett A. Garrettson, Ph.D. has served as a director of the Company since 2004 and served as Lead Independent Director and then Chairman of the Company’s Board of Directors from January 2008 to September 2010. Dr. Garrettson is currently a principal of daVinci Capital Group, a private equity fund, and of G. Garrettson Consulting. From December 2005 to January 2008, Dr. Garrettson was CEO of Fresco Technologies, a privately held digital imaging company. From 2001 until 2004, Dr. Garrettson was the President and Chief Executive Officer of ClairVoyante, a privately held company that developed and licensed proprietary intellectual property to flat panel display manufacturers and that was purchased by Samsung. Prior to this, Dr. Garrettson was affiliated with Spectrian Corporation, a manufacturer of high power radio frequency transistors and amplifiers primarily for wireless network equipment, where Dr. Garrettson served as President and Chief Executive Officer from 1996 to 2000 and as Chairman of the Board from 2000 to 2002. Before joining Spectrian, Dr. Garrettson served as the President and Chief Executive Officer of Censtor Corporation, a pioneer in contact magnetic recording, and had various executive assignments at Seagate Technology and Control Data Corporation. After serving in the US Navy on active duty for four years, he began his executive career at Hewlett Packard Laboratories, where, among other things, he worked on medical device technology. Dr. Garrettson has served on boards of seven public companies and numerous private companies. He is currently Chairman of the board of directors of Giga-tronics, a public company, as well as a director of Purdy Electronics, a private company. From October 2004 until July 2010, Dr. Garrettson served as a director of GSI Group Inc., a public laser systems manufacturing company. Dr. Garrettson holds an M.S. in Engineering Physics as well as a Ph.D. in Nuclear Engineering from Stanford University.

Dr. Garrettson is independent and has extensive experience in the technology industry. His education and years of service in executive management roles at various technology companies, complemented by his broad technology background, have provided him a firm understanding of IRIDEX’ operations and technology. Dr. Garrettson’s service on the boards of directors of seven public companies, and chairman of three, and on the boards of numerous private companies, have provided him the leadership and consensus-building skills necessary to effectively serve on our Board of Directors. His service as chairman of the Compensation Committee, chairman for three public companies, as well as a member of numerous public company audit and governance committees has provided him with the strong background necessary to serve as chairman of our Compensation Committee and a member of our Audit Committee.

James B. Hawkins has served as a director of the Company since October 2007. Since April 2004, Mr. Hawkins has served as the President, Chief Executive Officer, and a director of Natus Medical Incorporated. Prior to joining Natus Medical, Mr. Hawkins was President, Chief Executive Officer, and a director of Invivo Corporation, a developer and manufacturer of multi-parameter vital sign monitoring equipment, and its predecessor from 1985 through January 2004. Mr. Hawkins also served as Secretary of Invivo from 1986 until January 2004. Mr. Hawkins holds an undergraduate degree in Business Commerce from Santa Clara University and holds an M.B.A. from San Francisco State University.

Mr. Hawkins is independent and has extensive experience in the medical device industry. Mr. Hawkins has over two decades of executive experience in successful medical device companies and a familiarity with the operation and management of IRIDEX. His education and executive experience provides him with the financial acumen necessary to serve on our Audit Committee. Mr. Hawkins also brings to the board strong consensus-building skills and a functional understanding of the role of the board of directors, which he developed through his service on the board of directors of public companies.

Ruediger Naumann-Etienne, Ph.D. has served as a director of the Company since December 2009. Dr. Naumann-Etienne has been the owner and Managing Director of Intertec Group, an investment company specializing in the medical device field, since 1989. He was Chairman of Cardiac Science Corporation from 2006 until the company was sold to Opto Electronics of India in 2010. From 2000 to 2005, Dr. Naumann-Etienne served as Chairman and from 2000 to 2003 as Chief Executive Officer of Quinton Cardiology Systems, one of the predecessor companies of Cardiac Science. From 1993 until 1999, Dr. Naumann-Etienne was Chairman of OEC Medical Systems, a manufacturer of fluoroscopic imaging systems and from 1987 to 1990 he was President and Chief Operating Officer of Diasonics, a manufacturer of diagnostic imaging equipment. Dr. Naumann-Etienne has served on the board of directors of Varian Medical Systems, Inc., a public medical device company, since 2003, and Encision Inc., a public medical device company, since October 2008. Dr. Naumann-Etienne also served as a director of Cardiac Science Corporation, a public medical device company, from September 2005 until December 2010, and Bio-Rad Laboratories, Inc., a public life science company, from October 2003 until December 2009. Dr. Naumann-Etienne holds a Ph.D. in International Finance from the University of Michigan. He holds a Master’s Degree in Industrial Management from the Georgia Institute of Technology and holds an undergraduate degree in Business Administration from the Technical University Berlin, Germany.

Dr. Naumann-Etienne is independent and has extensive experience in the medical device industry. His experience as an executive of multiple medical device companies has provided Dr. Naumann-Etienne with an understanding of the operation and management of a global medical device company, and with the business and technology of IRIDEX. His service on the boards of directors of several public companies has provided Dr. Naumann-Etienne with consensus-building skills and a functional understanding of the role of the board of directors. His education and his experience serving on the compensation committees of Varian Medical Systems and Encision have provided Dr. Naumann-Etienne the financial acumen and executive compensation experience necessary to serve on our Compensation Committee and as chairman of our Nominating and Governance Committee.

Scott A. Shuda has served as a director of the Company since December 2012. Mr. Shuda is the Managing Director and Co-founder of BlueLine Partners, LLC, an investment firm that focuses on publicly listed technology and healthcare companies. Mr. Shuda served as a director and Audit Committee member of MGC Diagnostics Corporation (formerly Angeion Corporation), a global medical technology company from 2010 to 2011. Prior to co-founding BlueLine Partners in April 2004, Mr. Shuda was General Counsel to Vicinity Corporation, an internet search company that went public in 2000 and was acquired by Microsoft in 2002. Prior to his employment with Vicinity, Mr. Shuda practiced law in California and New York, most recently in the Silicon Valley office of Latham & Watkins LLP. Mr. Shuda holds a J.D. from Georgetown University and an M.B.A. from Georgetown University. Mr. Shuda’s education and experience have provided Mr. Shuda with the executive compensation experience necessary to serve on our Compensation Committee.

Mr. Shuda is independent and has extensive experience with the medical devices industry. He brings more than a decade of professional experience in law, technology and entrepreneurial endeavors in the industry, including transactions that range from initial public offerings and venture financings to mergers and acquisitions. Mr. Shuda’s background as a corporate finance attorney, general counsel of a public company, and managing director of a private investment fund focusing on healthcare companies provides the Company with a strong perspective on the capital markets, a deep understanding of the challenges facing small public companies and the perspective of our stockholders.

Required Vote

Directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the six (6) candidates receiving the highest number of affirmative votes of shares represented and voted on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee will be counted for purposes of determining the presence or absence of a quorum but, because directors are elected by a plurality vote, will have no impact once a quorum is established. See “Information Concerning Solicitation and Voting—Quorum; Abstentions; Broker Non-Votes” above.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

EACH OF THE NOMINEES LISTED ABOVE

CORPORATE GOVERNANCE MATTERS

Independence of the Board of Directors

The Board has determined that, with the exception of Mr. Moore, who is the interim President and Chief Executive Officer of the Company, all of its members are “independent directors” as defined in the listing standards of The Nasdaq Stock Market.

Board Leadership Structure and Oversight of Risk Management

In August 2012, the Board determined that Mr. Moore, the Chairman of the Board, also should serve as our interim President and Chief Executive Officer. We believe that Mr. Moore’s service as both Chairman of the Board and Chief Executive Officer puts him in the best position to execute our business strategy and business plans to maximize stockholder value. Our bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate and the Board believes that combining the positions is the appropriate leadership structure for the Company at this time. The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board leads the Board in its fundamental role of providing advice to and oversight of management, sets the agenda for Board meetings and presides over meetings of the full Board.

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditor. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The Nominating and Governance Committee oversees risks relating to our Board composition.

Board Meetings and Committees

The Board held a total of seven meetings during fiscal year 2013 ended December 28, 2013. Due to prior business commitments that required extensive international travel, Dr. Naumann-Etienne attended fewer than 75% of the aggregate of all meetings of the Board during fiscal 2013. No directors serving during fiscal 2013 attended fewer than 75% of the aggregate of all meetings of the committees of the Board upon which such director served.

During fiscal 2013, the Board had three standing committees: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.

Board Committees

Audit Committee. The Audit Committee of the Board consists of Messrs. Fitch and Hawkins and Dr. Garrettson. Mr. Fitch is the chairman of the Audit Committee. The Audit Committee held five meetings during the last fiscal year. The Board has determined that each member of the Audit Committee is independent as defined under the listing standards of The Nasdaq Stock Market and that Mr. Fitch is an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission (the “SEC”). Among other things, the Audit Committee reviews and advises the Board regarding the Company’s accounting matters and is responsible for appointing and overseeing the work of the independent registered public accounting firm, pre-approving audit and non-audit services to be provided by the independent registered public accounting firm, and reviewing and evaluating the accounting principles being applied to the Company’s financial reports. The Audit Committee has adopted a written charter approved by the Board, which was amended in April 2009, a copy of which is available on our website at www.iridex.com.

Compensation Committee. The Compensation Committee of the Board consists of Drs. Garrettson and Naumann-Etienne and Messrs. Fitch and Shuda. Dr. Garrettson is the chairman of the Compensation Committee. The Compensation Committee held six meetings during the last fiscal year. The Board has determined that each member of the Compensation Committee is independent as defined under the listing standards of The Nasdaq Stock Market. Among other things, the Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee has adopted a written charter approved by the Board, which was amended in April 2009 and in February 2014, a copy of which is available on our website at www.iridex.com.

Nominating and Governance Committee. The Nominating and Governance Committee of the Board consists of Mr. Hawkins and Dr. Naumann-Etienne. Dr. Naumann-Etienne is the chairman of the Nominating and Governance Committee. The Nominating and Governance Committee held one meeting during the last fiscal year. The Board has determined that each member of the Nominating and Governance Committee is independent as defined under the listing standards of The Nasdaq Stock Market. Among other things, the Nominating and Governance Committee develops general criteria regarding the qualifications and selection of Board members and recommends candidates for election to the Board. It is the policy of the Nominating and Governance Committee to consider nominees for the Board submitted by the stockholders of the Company. For more information regarding the submission of nominees for the Board, see the discussion in “Corporate Governance Matters” below. The Nominating and Governance Committee has adopted a written charter approved by the Board, which was amended in April 2009, a copy of which is available on our website at www.iridex.com.

Attendance at Annual Stockholder Meetings by the Board of Directors

The Company has adopted a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders. The Company’s policy is that it encourages, but does not require, directors to attend the Company’s annual meeting of stockholders. Messrs. Moore and Hawkins, and Drs. Garrettson and Naumann-Etienne attended the Company’s 2013 Annual Meeting of Stockholders.

Process for Recommending Candidates for Election to the Board of Directors

The Nominating and Governance Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board. It is the policy of the Nominating and Governance Committee to consider recommendations for candidates to the Board from stockholders. Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by timely submitting their proposals in writing to IRIDEX Corporation, Corporate Secretary, 1212 Terra Bella Avenue, Mountain View, CA 94043. In order to be included in the proxy statement for the 2015 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than December 26, 2014, must be accompanied by the information required by the Company’s Bylaws and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

The Company seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded national or multinational companies and should have achieved a high level of distinction in their fields. The Nominating and Governance Committee’s general criteria and process for evaluating and identifying the candidates that it recommends to the full Board for selection as director nominees are as follows:

•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, and other commitments, and (3) such other factors as the Nominating and Governance Committee may consider appropriate.

•

While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have qualifications that will increase overall Board effectiveness and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•

In evaluating and identifying candidates, the Nominating and Governance Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any such firm.

•

With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Governance Committee will review the qualifications of any such candidate, which review may, in the Nominating and Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Governance Committee deems necessary or proper.

•

The Nominating and Governance Committee will apply these same principles when evaluating director candidates who may be elected initially by the full Board to fill vacancies or newly created directorships prior to the next annual meeting of stockholders at which directors are elected.

•

After such review and consideration, the Nominating and Governance Committee selects, or recommends that the Board select, the slate of director nominees, either at a meeting of the Nominating and Governance Committee at which a quorum is present or by unanimous written consent of the Nominating and Governance Committee.

Consistent with past practice, the Nominating and Governance Committee and the Board will continue to monitor and assess the size and composition of the Board and will consider the appointment of additional directors from time to time as appropriate to serve the best interests of the Company and its stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact our Chairman of the Board or the other members of our Board may do so electronically by sending an email to the following address: BOD@iridex.com. Alternatively, a stockholder can contact our Chairman of the Board or the other members of the Board by writing to: Board of Directors, c/o Chairman of the Board, IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043. Communications received electronically or in writing will be distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Code of Business Conduct and Ethics

The Company’s policy is to conduct its operations in compliance with all applicable laws and regulations and to operate its business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in the Company’s Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. Such Code of Business Conduct and Ethics incorporates the Code of Ethics required by Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. The Code of Business Conduct and Ethics also complies with the listing standards of The Nasdaq Stock Market.

The Code of Business Conduct and Ethics is designed to promote honest and ethical conduct, the compliance with all applicable laws, rules and regulations and to deter wrongdoing. The Code of Business Conduct and Ethics is also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. A copy of the formally adopted Code of Business Conduct and Ethics is available on our website at www.iridex.com. We intend to disclose future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to directors and executive officers, on our web site at www.iridex.com pursuant to applicable requirements of the SEC and The Nasdaq Stock Market.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee has appointed Burr Pilger Mayer, Inc. (“BPM”), an independent registered public accounting firm, to audit the consolidated financial statements of the Company for fiscal year 2014 ending December 27, 2014, and recommends that stockholders vote for ratification of such appointment. BPM also served as the Company’s independent registered public accounting firm for fiscal year 2013 ended December 28, 2013. Representatives of BPM are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although action by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the approval of this selection by the stockholders, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit Committee feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

Fees Billed to the Company by the Company’s Principal Independent Registered Public Accounting Firm During the Previous Two Fiscal Years

The following table presents fees (in thousands) for professional audit services and other services rendered to the Company by its principal independent registered public accounting firm for fiscal year 2013 ended December 28, 2013 and fiscal year 2012 ended December 29, 2012.

	Fiscal 2013	Fiscal 2012
	(in thousands)
Audit Fees(1)	$313	$281
Audit-Related Fees(2)	—	—

Total	$313	$281

(1)

Audit Fees consisted of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as reviews of regulatory and statutory filings.

(2)

This category consists of assurance and related services by the Company’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported above under “Audit Fees.” BPM did not perform any such services for the Company in fiscal years 2013 or 2012.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established a policy governing the Company’s use of its principal independent registered public accounting firm for non-audit services. Under the policy, management may use its principal independent registered public accounting firm for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered. BPM did not provide any non-audit services for the Company in fiscal years 2013 or 2012.

The Audit Committee pre-approved all of the services and fees identified in the table above in accordance with its charter and applicable laws, rules and regulations.

Required Vote

If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the ratification of the appointment of Burr Pilger Mayer, Inc. See “Information Concerning Solicitation and Voting—Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF BURR

PILGER MAYER, INC.

PROPOSAL THREE

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2008 EQUITY INCENTIVE PLAN, INCLUDING SHARE RESERVE INCREASE

The Board is requesting that stockholders approve the Company’s amended and restated 2008 Equity Incentive Plan (the “2008 EIP”). In particular, we are seeking stockholder approval of the material terms of the 2008 EIP for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended, or “Section 162(m)”. If our stockholders approve the amended and restated 2008 EIP, it will replace the current version of the 2008 EIP and will continue in effect through its current term year of 2018, unless terminated earlier by our Board. On April 23, 2014, our Board approved the amended and restated 2008 EIP, including an increase the shares reserved for issuance thereunder by 500,000 shares, subject to approval from the stockholders at the 2014 Annual Meeting.

The Board believes that approval of the 2008 EIP is essential to the Company’s continued success as the additional shares will enable the Company to continue to use the 2008 EIP to achieve its employee performance, recruiting, retention and incentive goals.

Summary of the Proposal

Approval of the amended and restated 2008 EIP will allow us to have the ability to grant awards that qualify as “performance based compensation” under Section 162(m). Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. By approving the amended and restated 2008 EIP, the stockholders will be approving the material terms of the 2008 EIP, which include, among other things:

•

the eligibility requirements for participation in the 2008 EIP, including the ability of the Chief Executive Officer and three most highly compensated officers (other than our Chief Financial Officer) to receive awards under the 2008 EIP;

•	the performance criteria that the Compensation Committee of the Board (the “Compensation Committee”) may use to qualify certain awards as performance based compensation, which include the following:

cash position	operating cash flow	return on equity	net income	return on assets
earnings per share	operating income	return on sales	total stockholder return	revenue

•	the following award limits:

Award Type	General Annual Limit	New Hire Grant Limit	Maximum Annual Limit
Stock Options	200,000 shares	400,000 shares	400,000 shares
Restricted Stock	150,000 shares	150,000 shares	150,000 shares
Restricted Stock Units	150,000 restricted stock units	150,000 restricted stock units	150,000 restricted stock units
Stock Appreciation Rights	200,000 shares	400,000 shares	400,000 shares
Performance Shares	150,000 shares	150,000 shares	150,000 shares
Performance Stock Units	$1,000,000	$1,000,000	$1,000,000

While the Company would have the ability to grant awards that qualify as “performance based compensation” under Section 162(m), it would not be required to do so. Rather, the Compensation Committee would be able to grant awards under the 2008 EIP, together with providing other forms of compensation, that it determines best accomplishes the goals of the Company and this may include granting awards under the 2008 EIP that do not qualify as “performance based compensation” under Section 162(m).

In addition to the foregoing, if the amended and restated 2008 EIP is approved the following changes to the current version of the 2008 EIP will be made:

•	an increase the shares reserved for issuance thereunder by 500,000 shares, subject to stockholder approval;

•	the limitation of the consultants who are eligible to participate in the 2008 EIP to certain natural persons;

•	shares subject to awards granted with a per share price less than fair market value will count as 1.5 shares for purposes of the 2008 EIP’s share limits and lapsed award provisions;

•	the removal of individual objectives as a permissible performance goal under Section 162(m);

•	the clarification of the list of the administrator’s powers by explicitly stating certain powers that were previously implied;

•

the clarification that the transactions that will constitute a “Change in Control” under the 2008 EIP to transactions which qualify as a change-in-control event within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”); and

•	the delay of certain award payments to be made in connection with change in control in order to comply with Section 409A.

The Board and management believe that equity awards motivate high levels of performance, align the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in the Company, and provide an effective means of recognizing employee contributions to the success of the Company. The Board and management believe that equity awards are a competitive necessity in our high-technology industry, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help the Company meet its goals, as well as rewarding and encouraging current employees. The Board and management believe that the ability to continue to grant equity awards will be important to the future success of the Company. Please be aware that if stockholders do not approve the amendment and restatement of the 2008 EIP, no shares will be added to the total number of shares reserved for issuance under the 2008 EIP. Our named executive officers and directors have an interest in this proposal.

For purposes of clarification, the 2008 EIP does not have an “evergreen” provision that provides for an automatic increase in the number of the shares available for issuance each year. If stockholders approve the 2008 EIP, we currently anticipate that we will not ask stockholders for additional shares for issuance under the 2008 EIP until at least the 2017 Annual Meeting, depending on business conditions and needs.

Summary of the 2008 Equity Incentive Plan

The following is a summary of the principal features of the 2008 EIP, as amended by the Board on February 19, 2014, subject to stockholder approval. A copy of the 2008 EIP, as amended and restated, is set forth in Appendix A. The amended and restated 2008 EIP is also available in its entirety in the proxy materials located at the “SEC Filings” link on the “Investor Relations” page of our website at www.iridex.com.

The 2008 EIP provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance units and performance shares, and (vi) and other stock or cash awards. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the 2008 EIP include employees, directors and consultants who provide services to the Company and employees and consultants who provide services to the Company’s parent or subsidiaries. In general when issuing Awards, we issue only non-statutory stock options to employees, including executive officers. As of March 20, 2014, approximately 98 of our employees, 4 of our directors and 16 of our consultants were eligible to participate in the 2008 EIP.

Number of Shares of Common Stock Available Under the 2008 EIP. The maximum aggregate number of shares of common stock that may be awarded and sold under the 2008 EIP is 1,200,000 shares plus any shares subject to stock options or similar awards granted under the 1998 Stock Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 1998 Stock Plan that are forfeited to the Company on or after the date the 1998 Stock Plan expires. As of March 20, 2014, there were 204,183 shares subject to stock options outstanding under the 1998 Stock Plan. The shares may be authorized, but unissued, or reacquired Common Stock. As of March 20, 2014, 350,677 shares covering Awards have been granted under the 2008 EIP, and 47,494 shares remained available for issuance under the 2008 EIP.

Shares subject to Awards of restricted stock, restricted stock units, performance shares or performance units granted with a per share or unit purchase price less than the fair market value on the date of grant count against the share reserve as 1.5 shares for every one share subject to such an Award. To the extent that a share that was subject to an Award that counted as 1.5 shares against the 2008 EIP share reserve pursuant to the preceding sentence is returned to the 2008 EIP, the 2008 EIP reserve will be credited with 1.5 shares that will thereafter be available for issuance under the 2008 EIP.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by the Company, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2008 EIP. Upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the stock appreciation right will cease to be available under the 2008 EIP. Shares that have actually been issued under the 2008 EIP under any Award will not be returned to the 2008 EIP and will not become available for future distribution under the 2008 EIP; provided, however, that if shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the 2008 EIP as described above. Shares used to pay the exercise price of an Award and/or used to satisfy tax withholding obligations will not become available for future grant or sale under the 2008 EIP. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the 2008 EIP.

In the event of certain changes in our capital structure, the Administrator will adjust the (i) number and class of shares available for issuance under the 2008 EIP, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Administration of the 2008 EIP. The Board, or our Compensation Committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board (referred to as the “Administrator”), administers the 2008 EIP. To make grants to certain of the Company’s officers and key employees, the members of the Board acting as the Administrator must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act, and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (so that the Company can receive a federal tax deduction for certain compensation paid under the 2008 EIP).

Subject to the terms of the 2008 EIP, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the 2008 EIP), and to interpret the provisions of the 2008 EIP and outstanding Awards.

Options. The Administrator is able to grant nonstatutory stock options and incentive stock options under the 2008 EIP. The Administrator determines the number of shares subject to each option, although the 2008 EIP provides that a participant may not receive options for more than 200,000 shares in any fiscal year, except in connection with his or her initial employment with the Company, in which case he or she may be granted an option covering up to an additional 400,000 shares.

The Administrator determines the exercise price of options granted under the 2008 EIP, provided the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the Common Stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an option may not exceed ten years, except that, with respect to any participant who owns more than 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the 10th day after the last date on which such exercise would result in such liability. The participant’s Award agreement may also provide that if the exercise of an option following the termination of the participant’s status as a service provider (other than as a result of the participant’s death or disability) would be prohibited because the issuance of shares would violate securities laws, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the expiration of a period of three months after the termination of the participant during which the exercise of the option would not violate securities laws.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our Common Stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Award agreement generally will grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 150,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 150,000 shares of restricted stock in connection with his or her initial employment with the Company.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the 2008 EIP. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but during any fiscal year of the Company, no participant may be granted more than 150,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 150,000 restricted stock units in connection with his or her initial employment to the Company.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights, which are rights to receive the appreciation in fair market value of Common Stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash, shares of Common Stock, or a combination thereof.

The Administrator, subject to the terms of the 2008 EIP, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the 2008 EIP, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 200,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 400,000 shares in connection with his or her initial employment with the Company.

After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for the same period of time as applies to stock options.

Performance Units and Performance Shares. The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. During any fiscal year, no participant will receive more than 150,000 performance shares and no participant will receive performance units having an initial value greater than $1,000,000, except that a participant may be granted performance shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code covering up to an additional 150,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our Common Stock on the grant date.

Performance Goals. Awards and other incentives granted under the 2008 EIP may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: cash position, earnings per share, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, revenue, and total stockholder return. The performance goals may differ from participant to participant and from Award to Award.

Transferability of Awards. Awards granted under the 2008 EIP generally are not transferable, and may be exercised during a participant’s lifetime only by the participant.

Change in Control. In the event of a merger or change in control of the Company, each outstanding Award will be treated as the Administrator determines, including that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, does not assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the 2008 EIP. The Administrator will have the authority to amend, alter, suspend or terminate the 2008 EIP, except that stockholder approval will be required for any amendment to the 2008 EIP to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the 2008 EIP will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The 2008 EIP will terminate on June 11, 2018, unless the Board terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee or consultant may receive under the 2008 EIP is in the discretion of the Administrator and therefore cannot be determined in advance. As discussed below in “Executive Compensation—Director Compensation—Equity Compensation,” each non-employee director automatically receives an RSU grant equal to $20,000 pursuant to the Company’s non-employee director compensation program. The following table sets forth (a) the aggregate number of shares of Common Stock subject to options granted under the 2008 EIP during the 2013 fiscal year, (b) the average per share exercise price of such options, (c) the aggregate number of shares of Common Stock subject to restricted stock unit awards granted under the 2008 EIP during the 2013 fiscal year and (d) the aggregate grant date fair value of all Awards granted to such persons under the 2008 EIP during the 2013 fiscal year.

Name of Individual or Group	Number of Securities Underlying Options Granted	Weighted Average Per Share Exercise Price(s)	Number of Securities Underlying Restricted Stock Awards Granted	Dollar Value of Award(s) ($) (1)
William M. Moore	—	—	220,000	258,000
James Mackaness	—	—	—	—
Eduardo Arias	—	—	—	—
Sanford Fitch	—	—	3,503	20,002
Garrett A. Garrettson, Ph.D.	—	—	3,503	20,002
James B. Hawkins	—	—	3,503	20,002
Ruediger Naumann-Etienne, Ph.D.	—	—	3,503	20,002
Scott A. Shuda	—	—	—	—
All executive officers, as a group	—	—	—	—
All directors who are not executive officers, as a group	—	—	14,012	80,008
All employees who are not executive officers, as a group	149,600	—	—	850,831

(1)	Reflects the aggregate grant date fair value of Awards computed in accordance with FASB ASC Topic 718.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the amended and restated 2008 EIP. Tax consequences for any particular individual may be different.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within 2 years following the date the option was granted nor within 1 year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within 2 years after the date of grant or within 1 year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested option and receive unvested shares which, until they vest, are subject to forfeiture or repurchase upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (1) the date on which the shares become transferable or (2) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Issuance. A recipient of a fully vested stock issuance will recognize income generally measured by the fair market value of the shares on the date of grant, less the purchase price paid (if any). A recipient of a stock issuance that is subject to a vesting schedule will not recognize any income at the time of grant unless he or she elects to be taxed at that time by filing a Section 83(b) election with the Internal Revenue Service within 30 days of the issuance. Instead, the recipient of an unvested stock issuance will generally recognize income in an amount equal to the difference between the fair market value of the stock at the time of vesting and the amount paid for the stock, if any. Any taxable income recognized by a recipient who is also an employee in connection with a stock issuance will be subject to tax withholding by the Company. The Company will generally be entitled to an income tax deduction in the same amount as the ordinary income recognized by the recipient. Upon a disposition of such shares by the recipient, any gain or loss is treated as long-term or short-term capital gain or losses, depending on the length of time the recipient held the shares.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Units and Performance Shares. A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant receives shares of stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock Awards”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Section 409A. Section 409A of the Code (“Section 409A”) provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2008 EIP with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company. The Company generally would be entitled to a tax deduction in connection with an award under the 2008 EIP in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer (i.e., its principal executive officer) and to each of our three most highly compensated executive officers for the taxable year (other than the principal financial officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2008 EIP, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2008 EIP, as amended and restated, has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby potentially permitting us to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE TAX EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE AMENDED AND RESTATED 2008 EIP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Required Vote

If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the amendment and restatement of the 2008 EIP.

Purpose for Recommending Approval of the 2008 Equity Incentive Plan (as amended and restated)

We believe that the amendment of the amended and restated 2008 EIP and the approval of its material terms is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the amended and restated 2008 EIP will substantially assist us in continuing to attract and retain employees and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE APPROVAL OF THE AMENDMENT

AND RESTATEMENT OF THE

2008 EQUITY INCENTIVE PLAN,

INCLUDING SHARE RESERVE INCREASE.

PROPOSAL FOUR

NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Non-Binding Vote To Approve Executive Compensation

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Compensation Program and Philosophy

Following is a summary of some of the key points of our 2013 executive compensation program. See the “Executive Compensation” section of this proxy statement below for more information.

The Company’s compensation philosophy with respect to executive officers is designed to attract, retain, motivate and reward highly qualified executives who contribute to the success of the Company and its stockholders. To achieve these goals, the Company strives to provide a comprehensive compensation package for each executive officer that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform functions similar to those performed by the executives of the Company.

Compensation Committee Oversight

The Company’s Compensation Committee is responsible for overseeing and approving the Company’s executive compensation programs and policies. The Compensation Committee is comprised solely of independent members of the Board, as defined under the listing standards of the SEC and The Nasdaq Stock Market. The Company’s executive compensation practices and programs as a whole are reviewed annually by the Compensation Committee. In addition, each executive officer’s individual compensation and eligibility for participation in the Company’s annual cash bonus incentive program are reviewed by the Compensation Committee and adjustments are made based upon an assessment of individual performance and potential to enhance long-term stockholder value.

Elements of Executive Compensation

The elements of the Company’s compensation package include base salary, annual cash bonus incentives, long-term incentive compensation in the form of equity awards, and various benefits generally available to employees of the Company. We generally strive to set the total compensation opportunity for our executive officers at the mid-point of similar companies based on peer and survey group data.

In addition to competitive base salary amounts, we provide an annual cash bonus incentive program for executive officers and senior employees which is based upon the achievement of corporate performance objectives determined by our Board and individual performance objectives determined by the Compensation Committee. We also use equity awards, which typically vest over a period of four years, to provide long-term incentive compensation.

Required Vote

If a quorum is present, the affirmative vote of the holders of a majority of the shares present and entitled to vote is necessary to approve the non-binding vote to approve the Company’s executive compensation. See “Information Concerning Solicitation and Voting—Quorum; Abstentions; Broker Non-Votes.”

We believe that our compensation programs and philosophy for our executive officers, described above and within the Executive Compensation section of this proxy statement, has been appropriately designed and operates to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE ADVISORY (NON-BINDING) VOTE APPROVING

EXECUTIVE COMPENSATION.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s executive officers as of April 25, 2014.

Name	Age	Position
William M. Moore	65	Interim President and Chief Executive Officer, Chairman of the Board of Directors
James H. Mackaness	50	Chief Operating Officer; Chief Financial Officer
Ronald Steckel	61	Vice President, Operations

See Mr. Moore’s biography under “Proposal One—Election of Directors.”

James H. Mackaness joined the Company in January 2008 as Chief Financial Officer and has served as Chief Operating Officer of the Company since August 2012. Prior to his employment with the Company, from September 2001 to December 2007, Mr. Mackaness served as Chief Financial Officer and Vice President of Finance of NextHop Technologies, Inc., a networking wireless technology company. Prior to that, Mr. Mackaness served as Vice President, Finance and Chief Financial Officer of Infogear Technologies Corporation and held management positions at Cisco Systems, Inc. and Ernst & Young LLP. Mr. Mackaness received his B.A. with honors in Psychology from the University of Warwick, England and is a Chartered Accountant and member of the Institute of Chartered Accountants of England and Wales.

Ronald Steckel joined the company in April 2012 as Vice President, Operations. Prior to joining IRIDEX, from January 2009 to March 2012, Mr. Steckel was an independent consultant, providing broad-based consulting services to medical technology companies from development stage to full commercialization. From June 2010 to December 2010, Mr. Steckel was President and CEO of Morris Innovative, focused primarily on fund raising to support the commercial launch of an innovative therapeutic vascular closure device. From August 2007 to November 2008, he served as President and CEO of Pulmonx during the transition to later stage product development and associated fund raising for US clinical trials. From July 2004 to July 2007, Mr. Steckel served as Chief Operating Officer of FoxHollow Technologies, a leader in peripheral vascular therapeutics which was acquired by ev3 Inc. Mr. Steckel received his Masters degree in Business Administration from Lake Forest College and his B.S. in Biology from Blackburn University in Carlinville, IL.

EXECUTIVE COMPENSATION

Executive Summary

IRIDEX believes that the skill, talent, judgment and dedication of its executive officers are critical factors affecting the long-term value of our Company. Therefore, the goal for our executive compensation program is to fairly compensate our executives, attract and retain qualified executives who are able to contribute to our long-term success, induce performance consistent with clearly defined corporate goals, and align our executives’ long-term interests with those of our stockholders. The Company believes that its executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our stockholders. Moreover, we believe that the structure of our executive compensation program, in rewarding the achievement of annual operating goals and emphasizing long-term stockholder value creation over short-term operating results, has benefited our Company and our stockholders by focusing on growing our core business.

Compensation Philosophy

The Company’s compensation philosophy is designed to attract, retain and reward personnel who contribute to the success of the Company. To achieve these goals, the Company strives to provide a comprehensive compensation package for each executive officer that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform functions similar to those performed by the executives of the Company. The Company also incorporates equity-based incentives into its overall compensation strategy to align the financial interests of our executives with those of our stockholders.

Role and Authority of the Compensation Committee

For fiscal year 2013 ended December 28, 2013, the Compensation Committee of the Board established the overall executive compensation strategies of the Company and approved compensation elements for the Company’s Chief Executive Officer and other executive officers. Among other things, the Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee consists of Drs. Garrettson and Naumann-Etienne and Messrs. Fitch and Shuda. Dr. Garrettson is the chairman of the Compensation Committee. Each member of the Compensation Committee is an independent member of the Board, and no members have interlocking relationships as defined by the SEC.

The Compensation Committee has available to it such external compensation advice and data as the Compensation Committee deems appropriate to obtain. The Compensation Committee may delegate any of its responsibilities to one or more of its members or to the Company’s directors or to members of management, to the extent permitted by applicable law and subject to such reporting to or ratification by the Compensation Committee as the Compensation Committee deems necessary or appropriate.

Executive Officer Compensation

The objectives of our executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term equity incentive compensation, and various benefits generally available to employees of the Company.

Base Salary

Base salary levels for the Company’s executive officers are generally targeted to be competitive with companies in the same stage of development and in the same industry and geographic area. In determining salaries, the Compensation Committee also takes into account the Chief Executive Officer’s recommendations, individual experience, contributions to corporate goals and the Company’s performance.

Incentive Bonuses

The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to achieve annual performance goals supporting the creation of stockholder value, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The Compensation Committee approved an incentive bonus plan for fiscal 2014 and fiscal 2013, which are described in further detail below.

2014 Executive Management Bonus Plan

The 2014 executive management bonus plan (the “2014 Bonus Plan”) provides cash incentive payouts to all eligible senior staff-level employees based upon Company and individual performance. All vice presidents, corporate officers and other specified senior employees, in good standing, are eligible to participate in the 2014 Bonus Plan. Target payouts for each participant under the 2014 Bonus Plan will be based on a specified percentage of annual base salary and are triggered upon the achievement of both corporate performance objectives determined by the Board and individual performance objectives determined by the Compensation Committee. The corporate performance objectives are intended to be rigorous and challenge our executive officers to achieve. The Compensation Committee will approve any bonus distributions under the 2014 Bonus Plan.

2013 Executive Management Bonus Plan

The 2013 executive management bonus plan (the “2013 Bonus Plan”) provided cash incentive payouts to all eligible senior staff-level employees based upon Company and individual performance. All vice presidents, corporate officers and other specified senior employees, in good standing, were eligible to participate in the 2013 Bonus Plan. Target payouts for each participant under the 2013 Bonus Plan were based on a specified percentage of annual base salary and were triggered upon the achievement of both corporate performance objectives determined by the Board and individual performance objectives determined by the Compensation Committee. The corporate performance objectives were intended to be rigorous and challenge our executive officers to achieve. The Compensation Committee approved the bonus distributions.

Stock Grants/Awards

Stock options or other stock grants are granted to executive officers and other employees under the Company’s option plan. These stock options or other stock grants are intended to focus the recipient on the Company’s long-term performance to improve stockholder value and to retain the services of executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options and stock grants generally vest over a four-year period, based on continued employment. Factors considered in granting stock options and stock grants to executive officers of the Company are the duties and responsibilities of each individual, such individual’s contributions to the success of the Company and other relevant factors. The Company views stock options and stock grants as an important component of long-term compensation for executive officers because the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with the interests of stockholders. In general, we issue only non-statutory stock options to our executive officers.

2008 Equity Incentive Plan

The 2008 Equity Incentive Plan (the “2008 EIP”) was adopted by the Board in February 2008 and was approved by the stockholders in June 2008. The 2008 EIP provides for the grant of the following types of incentive awards: (i) stock options; (ii) stock purchase rights; (iii) restricted stock; (iv) restricted stock units; (v) performance shares; (vi) performance units; and (vii) stock appreciation rights. Since the expiration of the 1998 Stock Plan, equity compensation granted to the Company’s non-employee directors has been granted under the 2008 EIP. The exercise price of incentive stock options and stock appreciation rights granted under the 2008 EIP must be at least equal to the fair market value of the shares at the time of grant. With respect to any recipient who owns stock possessing more than 10% of the voting power of our outstanding capital stock, the exercise price of any option or stock purchase right granted must be at least equal to 110% of the fair market value at the time of grant. Options granted under the 2008 EIP are exercisable at such times and under such conditions as determined by the administrator of the plan; generally over a four-year period. The maximum term of incentive stock options granted to any recipient must not exceed ten years; provided, however, that the maximum term of an incentive stock option granted to any recipient possessing more than 10% of the voting power of our outstanding capital stock must not exceed five years. In the case of stock purchase rights, unless the administrator of the plan determines otherwise, we have a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with us for any reason (including death or disability). Such repurchase option lapses at a rate determined by the administrator of the plan. The purchase price for shares repurchased by us is the original price paid by the purchaser. The form of consideration for exercising an option or stock purchase right, including the method of payment, is determined by the administrator. The 2008 EIP expires in June 2018.

In the event of a merger or change in control of the Company, each outstanding award granted under the 2008 EIP will be treated as the administrator of the plan determines, including that each award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which we intend to be comparable to those provided at peer companies.

401(k) Plan

The Company sponsors a 401(k) Plan under which eligible employees may contribute, on a pre-tax basis, up to 15% of the employee’s total annual income from the Company, excluding bonuses, subject to certain IRS limitations. Commencing in fiscal 2012, the Company reinstated a Company match in the amount of $3,000 per year. All full-time employees who have attained age 18 are eligible to participate in the plan. All contributions are allocated to the employee’s individual account and, at the employee’s election, are invested in one or more investment funds available under the plan. Contributions are fully vested and not forfeitable.

CEO Compensation

Compensation for our Chief Executive Officer during fiscal 2013 was consistent with the philosophies and practices described above for executive officers in general. Upon Mr. Moore’s commencement as the Company’s Chief Executive Officer in August 2012, Mr. Moore received an annual base salary of $200,000 along with a one-time restricted stock award of 25,000 shares, which vested on December 31, 2013. In January 2014, the Compensation Committee approved a base salary increase for Mr. Moore, and his annual base salary was set at $300,000.

The Compensation Committee also approved a housing allowance of up to $61,000 for the 2014 calendar year to assist with Mr. Moore’s continued long-term travel to and from Mr. Moore’s residence to the Company’s offices, and reimbursement for the reasonable cost of international airline travel for Mr. Moore’s spouse to accompany Mr. Moore on extended international travel on behalf of the Company.

Fiscal Years 2013-2014 Equity Compensation of our Chief Executive Officer

In March 2013 and January 2014, the Compensation Committee granted Mr. Moore restricted stock unit awards for up to 220,000 shares of the Company’s common stock and up to 50,000 shares of the Company’s common stock, respectively, in each case under the terms of the 2008 EIP. These awards are referred to as the “Market Performance Awards.” The Market Performance Awards are intended to more directly align Mr. Moore’s compensation with the Company’s stock performance.

The number of shares issuable pursuant to the Market Performance Awards will be based upon the Company’s average stock price performance during the two months prior and two months following a vesting event, or the fair market value of the Company’s common stock in the event vesting is triggered by a change of control of the Company. The Market Performance Awards will vest upon Mr. Moore’s continuous service as interim President and Chief Executive Officer of the Company through December 31, 2014 or earlier in the event of Mr. Moore’s termination by the Board other than for cause, termination in connection with a change of control of the Company other than for cause, death, disability or resignation in connection with a serious health condition affecting members of Mr. Moore’s family.

Any shares that are issued pursuant to the Market Performance Awards will also be subject to a restriction on transfer for six months following the issuance of such shares other than in the event of a change of control of the Company, Mr. Moore’s death or disability, or a serious health condition affecting members of Mr. Moore’s family.

2013 Summary Compensation Table

The following table shows, with respect to the Chief Executive Officer of the Company during the 2013 fiscal year and each of the Company’s other two most highly compensated executive officers earning more than $100,000 in salary and bonus (the “named executive officers”), information concerning compensation awarded to or earned by each named executive officer or paid for their services to the Company in all capacities during the 2013 fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
William M. Moore(3)	2013	200,000	—	258,000	—	66,391	524,391
Interim President and Chief Executive Officer	2012	42,308	—	97,250	—	6,573	159,631

James H. Mackaness	2013	284,654	—	—	—	4,232	288,886
Chief Financial Officer and Chief Operating Officer	2012	262,808	29,090	—	183,788	3,810	479,496
	2011	258,231	29,090	—	124,565	810	412,696

Eduardo Arias	2013	209,769	120,295	—	—	7,928	337,992
Senior Vice President, Global Affairs	2012	200,000	115,140	38,560	—	8,834	362,034
	2011	274,859	10,312	—	—	5,539	290,710

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.
(2)	Unless otherwise indicated, “All Other Compensation” consists solely of the value of life insurance premiums paid by the Company.
(3)	Mr. Moore was appointed as the Company’s interim President and Chief Executive Officer in August 2012. In 2013, Mr. Moore’s other compensation consisted of $61,057 of reimbursement of housing related expenses, and $5,334 of life insurance premiums. In connection with his service as the non-employee Chairman of the Board of Directors prior to August 2012, Mr. Moore also received cash payments of $30,000, a stock award with an aggregate grant date fair value of $19,999 and an option award with an aggregate grant date fair value of $12,513, each equity award computed in accordance with FASB ASC Topic 718.

Grants of Plan-Based Awards in Fiscal 2013

The following table shows all grants of plan-based awards made to our named executive officers under our equity compensation plans during fiscal 2013.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
William M. Moore	3/25/2013	220,000	258,000
James H. Mackaness	—	—	—
Eduardo Arias	—	—	—

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table shows, with respect to each of our named executive officers, the number of options exercisable and unexercisable and the number of shares of restricted stock unit awards that have not vested as of the end of the 2013 fiscal year.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($) (1)	Option Expiration Date (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Name	Exercisable	Unexercisable
William M. Moore(3)	15,000	—	4.30	9/28/2014	—	—
	5,000	—	2.27	7/1/2016	—	—
	5,000	—	3.90	7/1/2017	—	—
	5,000	—	3.95	7/1/2018	—	—
	5,000	—	3.7499	7/2/2019	—	—
	—	—	—	—	220,000	258,000

James H. Mackaness(4)	15,000	—	0.90	12/11/2015	—	—
	17,917	2,083	4.31	4/29/2017	—	—
	5,000	—	4.31	4/29/2017	—	—
	25,000	25,000	3.60	12/7/2018	—	—
	16,615	55,885	3.856	12/13/2019	—	—

Eduardo Arias(5)	313	1,562	4.31	4/29/2017	—	—

(1)

Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported on The Nasdaq Global Market on the date of grant.

(2)	Options held by our named executive officers may terminate before their expiration dates if the optionee’s status as an employee is terminated or upon the optionee’s death or disability.
(3)

The 220,000 unit RSU award granted to Mr. Moore shall vest upon Mr. Moore’s continuous service as interim President and Chief Executive Officer of the Company through December 31, 2014 or earlier in the event of Mr. Moore’s termination by the Board other than for cause, termination in connection with a change of control of the Company other than for cause, death, disability or resignation in connection with a serious health condition affecting members of Mr. Moore’s family.

(4)

All options granted to Mr. Mackaness with shares which remained unexercisable as of December 28, 2013 vest at the rate of 1/48th of the shares subject to the option each month following the date of grant.

(5)	The option granted to Mr. Arias vests at the rate of 1/48th of the shares subject to the option each month following the date of grant.

Option Exercises and Stock Vested During Fiscal 2013

The following table presents certain information concerning the exercise of option awards by each of our named executive officers during the 2013 fiscal year. No stock awards, including restricted stock, restricted stock units and similar instruments, held by our named executive officers vested during the 2013 fiscal year.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
William M. Moore	—	—
James Mackaness	90,000	335,143
Eduardo Arias	49,930	140,454

(1)	Reflects the amount realized upon exercise based on the difference between the market price of the underlying securities at exercise and the exercise price of the options.

Termination and Change of Control Arrangements

Change of Control Agreement with James H. Mackaness

On January 22, 2008, the Company entered into a Change of Control and Severance Agreement (the “Change of Control Agreement”) with James H. Mackaness, the Company’s Chief Operating Officer and Chief Financial Officer. The Change of Control Agreement provides Mr. Mackaness with certain severance benefits in the event that his employment with the Company is terminated under certain circumstances described therein.

Termination within the Change of Control Context

If in the event that: (a) within twelve months following a Change of Control (as defined in the Change of Control Agreement), or (b) at any time prior to a Change of Control if such termination is effected at the request of an Acquiror (as defined in the Change of Control Agreement), (x) Mr. Mackaness terminates his employment with the Company for Good Reason (as defined in the Change of Control Agreement), or (y) the Company terminates Mr. Mackaness’s employment without Cause (as defined in the Change of Control Agreement), and, in each case, Mr. Mackaness signs and does not revoke a standard release of claims with the Company, then Mr. Mackaness will receive the following severance from the Company:

(i) Cash Severance Payment. Mr. Mackaness would be paid a lump sum payment equal to twelve months of his base salary.

(ii) Vesting Acceleration. Fifty percent of the shares underlying the then-outstanding and unvested stock options in Company Common Stock held by Mr. Mackaness, if any, would immediately vest and become exercisable, and fifty percent of any shares of restricted stock in the Company then-held by Mr. Mackaness, if any, would immediately vest and the applicable Company right of repurchase or reacquisition with respect to such shares will lapse.

(iii) Continued Employee Benefits. Mr. Mackaness would receive reimbursement from the Company for a period of up to six months for the costs and expenses incurred by himself and/or his eligible dependents for coverage under the Company’s benefit plans, provided that such coverage is timely elected under COBRA.

Termination outside the Change of Control Context

If Mr. Mackaness’ employment with the Company terminates: (i) voluntarily by Mr. Mackaness (except upon a termination for Good Reason (a) within twelve (12) months following a Change of Control, or (b) at any time prior to a Change of Control if such termination is at the request of an Acquiror), (ii) for Cause by the Company or (iii) without Cause by the Company if not (a) within twelve months following a Change of Control, or (b) at any time prior to a Change of Control if such termination is at the request of an Acquiror, then Mr. Mackaness would not be entitled to receive any severance from the Company.

Director Compensation

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2013. Mr. Moore did not receive additional compensation for his services as a member of our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Option Awards ($) (1)(2)	Total ($)
Sanford Fitch	40,000	20,002	—	60,002
Garrett A. Garrettson, Ph.D.	36,000	30,505	—	66,505
James B. Hawkins	32,000	30,505	—	50,986
Ruediger Naumann-Etienne, Ph.D.	34,000	30,505	—	64,505
Scott A. Shuda	20,000	—	—	20,000

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.
(2)	As of December 28, 2013, the aggregate number of underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Outstanding Options
Sanford Fitch	35,000
Garrett A. Garrettson, Ph.D.	50,000
James B. Hawkins	25,000
William M. Moore	35,000
Ruediger Naumann-Etienne, Ph.D.	15,000
Scott A. Shuda	—

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board.

Cash Compensation

Pursuant to our non-employee director cash compensation policy, non-employee members of our Board, other than our Chairman, received an annual retainer (in each case paid in quarterly installments) of $20,000, and our Chairman of the Board received an annual retainer of $35,000. Each member (including the chairman) of the

Audit Committee received an annual retainer of $7,000, and each member (including the chairman) of the Nominating and Governance Committee and the Compensation Committee received an annual retainer of $5,000. The Chairman of the Audit Committee received an additional annual retainer of $8,000, and the Chairman of each of the Nominating and Governance Committee and the Compensation Committee received an additional annual retainer of $4,000. We reimburse members of the Board and Board committees for reasonable out-of-pocket expenses incurred by them in attending such meetings.

Equity Compensation

Pursuant to our non-employee director equity compensation policy, (i) each non-employee director automatically received an RSU grant equal to $20,000 worth of our common stock (determined based upon the fair market value of the shares at the time such RSU award was granted) under our 2008 EIP and (ii) our non-employee Chairman of the Board automatically received an option grant to purchase 5,000 shares of our common stock with an exercise price equal to the fair market value of the shares at the time such option award was granted under our 2008 EIP. Each RSU grant vests in full on the one-year anniversary of the date of grant and the option granted to our Chairman of the Board is subject to vesting over 12 months, with 1/12th of the shares subject to the option vesting each month following the grant date, and has a term of 7 years.

In July 2012, Mr. Moore received the automatic non-employee director RSU grant and stock option award for his service as the non-employee Chairman of the Board. These awards remain outstanding and continue to vest following Mr. Moore’s appointment as interim President and Chief Executive Officer in August 2012. Mr. Moore did not receive any compensation for his Board service, including as Chairman, during fiscal 2013 and he will also not receive any such compensation for his Board service during fiscal 2014.

AUDIT COMMITTEE REPORT

General

The Audit Committee of the Board is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s consolidated financial statements, as well as assisting the Board with overseeing and monitoring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the Company’s internal accounting and financial controls.

Review with Management

The Audit Committee reviewed and discussed our audited consolidated financial statements for fiscal year 2013 ended December 28, 2013, together with the notes thereto, with management, which has primary responsibility for the consolidated financial statements. Burr Pilger Mayer, Inc., our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee discussed with Burr Pilger Mayer, Inc. the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements. In addition, the Audit committee discussed with Burr Pilger Mayer, Inc., with and without management present, the scope and results of Burr Pilger Mayer, Inc.’s audit of such consolidated financial statements.

The Audit Committee also received from the independent registered public accounting firm the written disclosures and letter regarding the independent registered public accounting firm’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and has discussed Burr Pilger Mayer, Inc.’s independence with them. The Audit Committee also concluded that Burr Pilger Mayer, Inc.’s provision of non-audit services to the Company is compatible with Burr Pilger Mayer, Inc.’s independence.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for fiscal year 2013 ended December 28, 2013 for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Sanford Fitch (Chairman)

Garrett A. Garrettson, Ph.D.

James B. Hawkins

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with BlueLine Capital Partners, LLC

On August 31, 2007, the Company entered into a Securities Purchase Agreement with BlueLine Capital Partners, LLC (“BlueLine”) pursuant to which it sold to BlueLine units (the “Units”), consisting of one share of the Company’s Series A preferred stock and one warrant to purchase 1.2 shares of the Company’s Common Stock (such sale, the “BlueLine Financing”). In connection with this transaction the Company issued an aggregate of 500,000 Units at $10.00 per Unit, resulting in the issuance of 500,000 shares of Series A preferred stock, convertible into 1 million shares of Common Stock pursuant to the provisions of the Certificate of Designation filed by the Company in connection with the sale, and warrants (the “Initial Warrants”) to purchase an aggregate of 600,000 shares Common Stock at an exercise price of $0.01 per share. The Initial Warrants were exercisable after August 31, 2007 and were exercised prior to their expiration on December 31, 2007. Pursuant to the Securities Purchase Agreement, BlueLine has the right to designate two individuals for appointment to the Company’s Board of Directors, one of which is at BlueLine’s discretion and the second of which is subject to the Company’s reasonable approval.

The Company also entered into an Investor Rights Agreement with BlueLine, pursuant to which the Company granted BlueLine certain registration rights, including the right to request that the Company file a Form S-3 registration statement within 90 days of becoming eligible to file a Form S-3 registration statement and the right to request the Company file a Form S-1 registration statement any time after February 29, 2008. The parties subsequently amended the Investor Rights Agreement on March 31, 2009, pursuant to which BlueLine waived the Company’s obligation to file a registration statement on Form S-3 until such time, on or after June 30, 2009, as the holders of 60% of the Registrable Securities (as defined in the Investor Rights Agreement) request such registration in writing. In order to induce BlueLine to enter into such amendment, the Company issued to BlueLine warrants to purchase an aggregate of 20,000 shares of the Company’s Common Stock at an exercise price of $0.01 per share (the “Amendment Warrants” and, together with the Initial Warrants, the “Warrants”). The parties also amended the Investor Rights Agreement so as to include the shares of Common Stock issuable upon exercise of the Amendment Warrants in the shares eligible for registration under the Investor Rights Agreement. The Amendment Warrants were exercised on April 2, 2009.

On June 11, 2013, all outstanding shares of the Series A preferred stock automatically converted into 1,000,000 shares of common stock. The Certificate of Designation authorizing the Series A preferred shares provided for their automatic conversion into common stock in the event that the Company’s common stock traded above $5.00 per share for 30 consecutive trading days.

The BlueLine Financing and the issuances of the Warrants were completed through private placements to accredited investors and were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of the Series A preferred stock, together with the shares of the Common Stock issuable upon the conversion of the Series A preferred stock, and the Warrants, together with the shares of the Common Stock issued or issuable upon the exercise of the Warrants, have not been registered under the Securities Act or any state securities laws. Unless so registered, such securities may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and any applicable state securities laws.

Compensation Committee Interlocks and Insider Participation

During the 2012 fiscal year, Mr. Moore, Chairman and interim our President and Chief Executive Officer served as a member of the compensation committee of the board of directors of Natus Medical, Inc. Mr. Hawkins, an independent member of our Board, is the Chief Executive Officer and a member of the board of directors of Natus Medical, Inc. Mr. Hawkins does not serve on our Compensation Committee. Mr. Hawkins, in his capacity as a Board member, participated in discussions with the members of the Compensation Committee regarding Mr. Moore’s salary and equity compensation. However, all decisions regarding Mr. Moore’s compensation have been approved only by the Compensation Committee.

Our Audit Committee has the principal responsibility for reviewing and approving in advance any proposed related party transactions pursuant to written policies and procedures adopted by the Board, subject to specified exceptions and other than those that involve compensation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, the Company is not aware of any late Section 16(a) filings during the Company’s 2013 fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock as of March 20, 2014 by (i) each person (or group of affiliated persons) who is the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, and (iv) all of the Company’s directors and executive officers as a group.

	Beneficial Ownership as of March 20, 2014
5% Stockholders, Directors and Officers (1)	Number of Shares (2)	Percent of Total (%) (2)
BlueLine Partners, L.L.C. (3)	2,510,143	25.1
Paragon Associates II Joint Venture (4)	925,000	9.3
Clayton Partners, LLC (5)	322,012	3.2

Directors
Sanford Fitch (6)	51,649	*
Garrett A. Garrettson, Ph.D. (7)	69,806	*
James B. Hawkins (8)	53,849	*
William M. Moore (9)	186,340	1.86
Ruediger Naumann-Etienne, Ph.D. (10)	160,918	1.61
Scott A. Shuda (3)	2,510,143	25.1

Named Executive Officers
James H. Mackaness (11)	101,480	*
Eduardo Arias (12)	153,650	1.54
All directors and executive officers as a group (9 persons) (13)	3,287,835	32.13

*	Represents less than 1% of the total.
(1)	Unless otherwise indicated in the table, the address for each listed person is c/o IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043.
(2)

The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 20, 2014, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 9,999,783 shares of common stock outstanding on March 20, 2014.

(3)

Includes shares owned by: BlueLine Capital Partners, L.P., BlueLine Capital Partners II, LLC, BlueLine Capital Partners III, LP, and BlueLine Catalyst Fund IX, L.P., together (the “BlueLine Funds”). BlueLine Partners, L.L.C. is the sole general partner of the BlueLine Funds. Mr. Shuda is the Managing Director of BlueLine Partners, L.L.C. BlueLine Partners is located at 3480 Buskirk Avenue, Suite 214, Pleasant Hill, CA 94523.

(4)

Reflects 925,000 shares of Common Stock held of record by Paragon Associates and Paragon Associates II Joint Venture (“Paragon JV”); Bradbury Dyer III, as the authorized agent of Paragon JV, has the power to vote and dispose of the 925,000 shares of Common Stock held by Paragon JV. This information was obtained from a filing made with the SEC pursuant to Rule 13d-1 of the Exchange Act on November 4, 2013. Paragon Associates and Paragon JV are located at 500 Crescent Court, Suite 260, Dallas, Texas 75201.

(5)

Clayton Partners, LLC is located at 575 Market Street, Suite 1825, San Francisco, CA 94105. This information was obtained from a filing made with the SEC pursuant to Rule 13G of the Exchange Act on February 12, 2014.

(6)	Includes 23,750 shares subject to options that are exercisable within 60 days of March 20, 2014.
(7)	Includes 33,750 shares subject to options that are exercisable within 60 days of March 20, 2014.

(8)	Includes 25,000 shares subject to options that are exercisable within 60 days of March 20, 2014.
(9)	Includes 35,000 shares subject to options that are exercisable within 60 days of March 20, 2014. Mr. Moore is also the interim Chief Executive Officer and President of the Company.
(10)

Includes 15,000 shares subject to options that are exercisable within 60 days of March 20, 2014. Includes 64,019 shares owned by Intertec Healthcare Partners LP (“Intertec”), over which Dr. Naumann-Etienne may be deemed to share voting and dispositive power as a result of his position as a general partner. Includes 22,000 shares owned by the Naumann-Etienne Foundation, over which Dr. Naumann-Etienne may be deemed to share voting and dispositive power as a result of his position as president. Dr. Naumann-Etienne disclaims beneficial ownership of the shares held by Intertec, except to the extent of his proportionate partnership interest therein, and disclaims beneficial ownership of the shares held by the Naumann-Etienne Foundation, except to the extent of his pecuniary interest therein.

(11)	Includes 99,480 shares subject to options that are exercisable within 60 days of March 20, 2014.
(12)	Includes 625 shares subject to options that are exercisable within 60 days of March 20, 2014.
(13)	Includes 232,605 shares subject to options that are exercisable within 60 days of March 20, 2014.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2013 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Awards, Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Awards, Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders (1)	672,324	3.7731	476,545
Equity Compensation Plan Not Approved by Security Holders	—	—	—

(1)	Data reflects the 1998 Stock Plan and 2008 EIP.

Our 2008 EIP was approved by our stockholders at our 2008 annual meeting, an increase to the Incentive Plan was approved at our 2009 and 2012 annual meetings, and we have submitted a further increase to the 2008 Equity Incentive Plan in connection with this annual meeting. The maximum aggregate number of shares of common stock that may be awarded and sold under the 2008 EIP is 1,200,000 shares plus any shares subject to stock options or similar awards granted under the 1998 Stock Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 1998 Stock Plan that are forfeited to the Company on or after the date the 1998 Stock Plan expires.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at this meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: April 25, 2014

APPENDIX A

IRIDEX CORPORATION

2008 EQUITY INCENTIVE PLAN

(as amended April 23, 2014)

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Cash Position” means as to any Performance Period, the Company’s level of cash, cash equivalents, available-for-sales securities, and the long term portion of available-for-sales securities.

(h) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(h), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

For the avoidance of any doubt, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Department Regulations and U.S. Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means IRIDEX Corporation a Delaware corporation, or any successor thereto.

(m) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(n) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q) “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of Common Stock outstanding and dilutive common equivalent Shares deemed outstanding.

(r) “Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of the Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined as the Administrator may determine in good faith.

(u) “Fiscal Year” means the fiscal year of the Company.

(v) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes.

(x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Net Income plus depreciation and amortization plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

(aa) “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations but excluding any unusual items or non-operating or non-cash related expenses.

(bb) “Option” means a stock option granted pursuant to Section 6 of the Plan.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Participant” means the holder of an outstanding Award.

(ee) “Performance Goals” will have the meaning set forth in Section 11 of the Plan.

(ff) “Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

(gg) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(hh) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ii) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(jj) “Plan” means this 2008 Equity Incentive Plan.

(kk) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(ll) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(mm) “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income, divided by average net Company or business unit, as applicable, assets.

(nn) “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity.

(oo) “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income, divided by the Company’s or the business unit’s, as applicable, revenue.

(pp) “Revenue” means as to any Performance Period, the Company’s or business unit’s net sales.

(qq) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(rr) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ss) “Service Provider” means an Employee, Director, or Consultant.

(tt) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(uu) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(vv) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ww) “Total Stockholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 1,200,000 Shares, plus any Shares subject to stock options or similar awards granted under the Company’s 1998 Stock Plan (the “1998 Plan”) that expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 1998 Plan that are forfeited to or repurchased by the Company on or after the date the 1998 Plan expires, with the maximum number of Shares to be added to the Plan from the 1998 Plan to be no more than 1,367,361 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards. Any Shares subject to Options or Stock Appreciation Rights will be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant will be counted against the numerical limits of this Section 3 as one and one-half (1.5) Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as one and one-half (1.5) Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan will be credited with one and one-half (1.5) Shares.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(vii) to modify or amend each Award (subject to Section 19(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not, without the approval of the Company’s stockholders: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 14), or (B) cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower exercise price;

(viii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(ix) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 15;

(x) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.

6. Stock Options.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that during any Fiscal Year, no Participant will be granted an Option covering more than 200,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Options covering up to an additional 400,000 Shares.

(b) Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

(ii) An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

(iii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(vi) Other Termination. A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 200,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 400,000 Shares.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 150,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for restricted stock intended to qualify as “performance-based compensation”

within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 150,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 150,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 150,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (ii) no Participant will receive more than 150,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 150,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. After the grant of Performance Units/Shares, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Awards.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Performance-Based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Code Section 162(m), the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement (“Performance Goals”) including (i) Cash Position, (ii) Earnings Per Share, (iii) Net Income, (iv) Operating Cash Flow, (v) Operating Income, (vi) Return on Assets, (vii) Return on Equity, (viii) Return on Sales, (ix) Revenue, and (x) Total Stockholder Return. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance

Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

12. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, and 10.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the Successor Corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary: (i) an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption; and (ii) if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

15. Tax Withholding

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18. Effective Date and Term of Plan. The Plan will become effective upon the date the stockholders of the Company approve the Plan. The Company will obtain such stockholder approval in the manner and to the degree required under Applicable Laws. It will continue in effect for a term of ten (10) years from the date of stockholder approval, unless terminated earlier under Section 19 of the Plan.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01TJ3D 1 U P + . Authorized Signatures — This section must be completed for your vote to be counted. — C Date and Sign Below This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporate name by authorized person. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4. Change of Address — Please print new address below. X Annual Meeting Proxy Card IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain For Against Abstain 2. To ratify the appointment of Burr Pilger Mayer, Inc. as independent registered public accountants of the Company for the fiscal year ending December 27, 2014. 4. To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the proxy statement. For Against Abstain 3. To approve the terms of our 2008 Equity Incentive Plan (“2008 EIP”) for the purposes of complying with 162(m) of the Internal Revenue Code of 1986, as amended, to increase the share reserve under the 2008 EIP and to make certain other amendments to the terms of the 2008 EIP (the “2008 EIP Amendment”). In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other matters which may properly come before the meeting and any adjournment(s) or postponement(s) thereof. 01 - William M. Moore 04 - Sanford Fitch 02 - Garrett A. Garrettson 05 - Scott A. Shuda 03 - James B. Hawkins 06 - Ruediger Naumann- Etienne 1. Election of Directors: For Withhold For Withhold For Withhold MMMMMMMMMMMM MMMMMMM 1 8 7 7 5 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T 1234 5678 9012 345 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK MMMMMMMMMMMMMMM C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 11, 2014. Vote by Internet Go to www.investorvote.com/IRIX Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2014 ANNUAL MEETING OF STOCKHOLDERS June 11, 2014 The undersigned stockholder of IRIDEX Corporation, a Delaware corporation (“IRIDEX”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2014, and hereby appoints William M. Moore and James Mackaness, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of IRIDEX to be held on June 11, 2014, at 10:00 a.m., Pacific Daylight Savings Time, at the principal offices of IRIDEX located at 1212 Terra Bella, Mountain View, California 94043, and at any adjournment(s) or postponement(s) thereof and to vote all shares of Common Stock of IRIDEX which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy. This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of each of the nominees listed, FOR ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm, FOR the approval of the 2008 EIP Amendment, FOR the non-binding approval of the compensation of our named executive officers as described in the proxy statement, and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof. The Board of Directors unanimously recommends a vote “FOR” each of the nominees listed in Proposal 1, and “FOR” Proposals 2, 3 and 4. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Proxy — IRIDEX Corporation IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.